As filed with the Securities and Exchange Commission on February 17, 1999
                           Registration No. 333-43711


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Post-Effective
                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)

Delaware                                             36-2257936
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                              2525 Armitage Avenue
                          Melrose Park, Illinois 60160
                                 (708) 450-3000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)


Gary P. Schmidt                                      Copies to:
Vice President and General Counsel                   Willard G. Fraumann, P.C.
Alberto-Culver Company                               Kirkland & Ellis
2525 Armitage Avenue                                 200 East Randolph Drive
Melrose Park, IL 60160                               Chicago, IL 60601
(708) 450-3262                                       (312) 861-2000


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                   Withdrawing Unsold Shares from Registration





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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


         The registrant files this post-effective amendment, pursuant to its undertaking, for the purpose of withdrawing from registration under the Securities Act of 1933, as amended, 174,947 shares of Class A Common Stock, $.22 par value, of the registrant previously registered under this registration statement and remaining unsold upon the termination of the sales of shares covered by this registration statement.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Melrose Park, Illinois on February 8, 1999.

                           ALBERTO-CULVER COMPANY



                       By:  /s/ Gary P. Schmidt
                            Name: Gary P. Schmidt (Agent for Service of Process)
                            Title:   Vice President and General Counsel



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